Exhibit 5.11

April 12, 2017

Quorum Health Corporation

1573 Mallory Lane, Suite 100

Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as New York counsel to Quorum Health Corporation (the “Issuer”) and the entities identified on Exhibit A attached to this letter (collectively the “Guarantors”) solely for the purpose of providing the opinions set forth in this letter and for no other purpose (including, but not limited to, conducting any negotiation or providing any legal or other advice) in connection with the filing by the Issuer with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and exchange of up to $400,000,000 aggregate principal amount of the Issuer’s 11.625% Senior Notes due 2023 (collectively the “Exchange Notes”) that are to be (1) issued pursuant to an Indenture, dated as of April 22, 2016, between the Issuer and Regions Bank, as trustee, (the “Trustee”) (the “Original Indenture”) as supplemented by a Supplemental Indenture, dated as of April 29, 2016, executed by certain of the Guarantors and acknowledged by the Trustee and the Issuer and a Supplemental Indenture, dated as of December 28, 2016, executed by certain of the Guarantors and acknowledged by the Trustee and the Issuer (individually a “Supplemental Indenture”) (the Original Indenture as supplemented by each Supplemental Indenture being the “Indenture”) in an exchange offer for a like aggregate original principal amount of currently outstanding 11.625% Senior Notes due 2023 (the “Exchange Offer”) in accordance with the terms of a Registration Rights Agreement, dated April 22, 2016, from the Issuer to Credit Suisse Securities (USA) LLC (“Credit Suisse”), as representatives of the initial purchasers named therein, and confirmed and accepted by Credit Suisse, acting on behalf of itself and as representatives of the initial purchasers named therein, (the “Unjoined Registration Rights Agreement”) as joined by a Registration Rights Joinder, dated as of April 29, 2016, from certain of the Guarantors to Credit Suisse, as representatives of the initial purchasers named therein, and accepted by Credit Suisse, acting on behalf of itself and as representatives of the initial purchasers named therein, and a Registration Rights Joinder, dated as of December 28, 2016, from certain of the Guarantors to Credit Suisse, as representatives of the initial purchasers named therein, and accepted by Credit Suisse, acting on behalf of itself and as representatives of the initial purchasers named therein, (individually a “Registration Rights Joinder”) (the Unjoined Registration Rights Agreement and each Registration Rights Joinder being collectively the “Registration Rights Agreement”) and (2) guaranteed by the Guarantors pursuant to the Indenture (the guarantees by the Guarantors pursuant to the Indenture being collectively the “Exchange Notes Guarantees”).

Quorum Health Corporation

April 12, 2017

The opinions set forth in this letter are subject to the following qualifications:

1. The opinions set forth in this letter are based solely upon (a) our review of, as submitted to us, (i) executed copies of the Original Indenture, each Supplemental Indenture, the Unjoined Registration Rights Agreement and each Registration Rights Joinder, (ii) the forms of the Exchange Notes and (iii) the Registration Statement (collectively the “Reviewed Documents” and the Exchange Notes and the Exchange Note Guarantees being collectively the “New Documents” and individually a “New Document”) and (b) our review of law of the State of New York that a lawyer admitted to practice in the State of New York, exercising customary professional diligence, would normally be expected to recognize as being applicable to the transactions contemplated by the Reviewed Documents (collectively “New York Law”). Other than our review of the Reviewed Documents, we have not reviewed any document referred to in any of the Reviewed Documents or made any inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of the Issuer, any of the Guarantors, any affiliate of the Issuer or any of the Guarantors or any court or other governmental authority, (b) any review of any of our files and other records, (c) any inquiry of or other communication with any director, officer, member, manager, general partner, limited partner, employee or other agent of the Issuer, any of the Guarantors or any affiliate of the Issuer or any of the Guarantors or (d) any inquiry of any past or present attorney of ours).

2. We do not express any opinion concerning any law other than New York Law.

3. We have assumed without any inquiry or other investigation, (a) the legal capacity of each natural person, (b) the genuineness of each signature on any of the Reviewed Documents, the authenticity, accuracy and completeness of each of the Reviewed Documents and the conformity of each of the Reviewed Documents to the copy or form thereof submitted to us, (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any of the Reviewed Documents and (d) there not existing outside of the Reviewed Documents and New York Law anything that would render incorrect any opinion set forth in this letter.

4. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you concerning any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that:

1. Assuming that (a) the Original Indenture was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer), (b) each Supplemental Indenture was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer and those of the Guarantors that are parties thereto), (c) the Unjoined Registration Rights Agreement was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer), (d) each Registration Rights Joinder was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer and those of the Guarantors that are

Quorum Health Corporation

April 12, 2017

parties thereto) and (e) the Exchange Notes have been duly and validly authorized by the Issuer for issuance by the Issuer pursuant to the Indenture, the Registration Rights Agreement and the Exchange Offer, when duly and validly executed by the Issuer and duly and validly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute legally valid and binding obligations of the Issuer, except as the enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to or affecting rights and remedies of creditors or by general equitable principles (collectively the “Enforceability Exceptions”) and except as any right to indemnification or contribution thereunder may be limited by any applicable public policy consideration.

2. Assuming that (a) the Original Indenture was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer), (b) each Supplemental Indenture was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer and those of the Guarantors that are parties thereto), (c) the Unjoined Registration Rights Agreement was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer) and (d) each Registration Rights Joinder was duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuer and those of the Guarantors that are parties thereto), when the Exchange Notes have been duly and validly executed by the Issuer and duly and validly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes Guarantees will constitute legally valid and binding obligations of the Guarantors, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as any right to indemnification or contribution thereunder may be limited by any applicable public policy consideration.

We consent to the filing of this letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent to such filing and use is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

HODGSON RUSS LLP

/s/ Hodgson Russ LLP

Exhibit A

Guarantors

Entity	Jurisdiction
Anna Hospital Corporation	IL
Big Bend Hospital Corporation	TX
Big Spring Hospital Corporation	TX
Blue Island Hospital Company, LLC	DE
Blue Island Illinois Holdings, LLC	DE
Blue Ridge Georgia Holdings, LLC	DE
Clinton Hospital Corporation	PA
CSRA Holdings, LLC	DE
Deming Hospital Corporation	NM
DHSC, LLC	DE
Evanston Hospital Corporation	WY
Forrest City Arkansas Hospital Company, LLC	AR
Forrest City Hospital Corporation	AR
Fort Payne Hospital Corporation	AL
Galesburg Hospital Corporation	IL
Granite City Hospital Corporation	IL
Granite City Illinois Hospital Company, LLC	IL
Greenville Hospital Corporation	AL
Hospital of Barstow, Inc.	DE
Hospital of Louisa, Inc.	KY
Jackson Hospital Corporation (KY)	KY
Lexington Hospital Corporation	TN
Marion Hospital Corporation	IL
Massillon Community Health System LLC	DE
Massillon Health System LLC	DE

Entity	Jurisdiction
Massillon Holdings, LLC	DE
McKenzie Tennessee Hospital Company, LLC	DE
MMC of Nevada, LLC	DE
Monroe HMA, LLC	GA
MWMC Holdings, LLC	DE
National Healthcare of Mt. Vernon, Inc.	DE
Phillips Hospital Corporation	AR
QHCCS, LLC	DE
QHC California Holdings, LLC	DE
QHG of Massillon, Inc.	OH
Quorum Health Investment Company, LLC	DE
Quorum Health Resources, LLC	DE
Red Bud Hospital Corporation	IL
Red Bud Illinois Hospital Company, LLC	IL
San Miguel Hospital Corporation	NM
Sunbury Hospital Company, LLC	DE
Tooele Hospital Corporation	UT
Triad of Oregon, LLC	DE
Watsonville Hospital Corporation	DE
Waukegan Hospital Corporation	IL
Waukegan Illinois Hospital Company, LLC	IL
Williamston Hospital Corporation	NC